Exhibit 99.1

TG Venture Acquisition Corp. Announces Stockholder Approval of Extension Amendment to the Amended and Restated Certificate of Incorporation and Investment Management Trust Agreement

New York, NY, November 2, 2023 – TG Venture Acquisition Corp. (Nasdaq: TGVC) (“TGVC”), a special purpose acquisition company sponsored by Tsangs Group Holdings Limited, today announced that its stockholders approved proposals to amend TGVC’s Amended and Restated Certificate of Incorporation and the Investment Management Trust Agreement dated as of November 2, 2021, by (i) extending the date by which TGVC has to consummate a business combination by up to six (6) months, from November 5, 2023 to up to May 5, 2024, and (ii) extending the date by which TGVC must liquidate the trust account established in connection with TGVC’s initial public offering from November 5, 2023 to May 5, 2024, as described in the Definitive Proxy Statement on Form DEF14A as filed by TGVC with the Securities and Exchange Commission (the “SEC”) on October 12, 2023 (such extension, the “Extension”).

In connection with the vote to approve the proposals, the holders of 467,026 shares of TGVC’s common stock, par value $0.0001 per share, properly exercised their right to redeem their shares (and did not withdraw their requests for redemption) for cash at a redemption price of approximately $11.04 per share, for an aggregate redemption amount of approximately $5.16 million. Following such redemptions, approximately $9.59 million will remain in the trust account and 3,815,319 shares of common stock will remain issued and outstanding.

About TGVC

TGVC is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses or entities.

Additional Information

TGVC has filed a Proxy Statement with SEC on October 12, 2023 (the “Proxy Statement”) in connection with the Special Meeting held on November 1, 2023 (the “Special Meeting”) to consider and vote upon the Charter Amendment Proposal and the Trust Amendment Proposal (each as defined in the Proxy Statement), among other matters, and, beginning on or about October 12, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the October 10, 2023 record date for the Special Meeting. TGVC’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with TGVC’s solicitation of proxies for the Special Meeting because these documents contain important information about TGVC, the Charter Amendment Proposal and Trust Amendment Proposal and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: TG Venture Acquisition Corp., 1390 Market Street, Suite 200, San Francisco, CA 94102 or to: Okapi Partners LLC, Attention: Chuck Garske / Christian Jacques, (212) 297-0720, or Info@okapipartners.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the estimated per share redemption price and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to TGVC or TGVC’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, TGVC’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in TGVC’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to TGVC or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions many of which are beyond the control of TGVC, including those set forth in the “Risk Factors” section of TGVC’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. TGVC undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

TG Venture Acquisition Corp.

Tsangs Group

Azumi Ashley

Azumi.ashley@tsangsgroup.co

Kevin Lip

Kevin.lip@tsangsgroup.co